                                                                    Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITOR

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Natural Resource Partners L.P. for the registration of its common units, and debt securities, and debt securities of NRP (Operating) LLC, and to the incorporation by reference therein of our reports with respect to the following financial statements included in Natural Resource Partners L.P.'s Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission:


     Report Date                    Financial Statements
     -----------                    --------------------
     February 11, 2003              Consolidated Financial Statements of Natural
                                    Resource Partners L.P.

     February 7, 2003               Financial Statements of Western Pocahontas
                                    Properties Limited Partnership

     February 7, 2003               Financial Statements of Great Northern
                                    Properties Limited Partnership

     February 7, 2003               Financial Statements of New Gauley Coal
                                    Corporation

     February 11, 2003              Consolidated Balance Sheet of NRP (GP) LP
                                    included as Exhibit 99.1





                                                     ERNST & YOUNG LLP


December 18, 2003
Houston, Texas